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                                Exhibit 23(a)
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K/A-1 into Contel Cellular Inc.'s previously filed Registration Statement File No. 33-25735.



/S/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP



Atlanta, Georgia
January 24, 1995